UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)................................................. April 20, 2009

AURA SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-17249 (Commission file number)	95-4106894 (I.R.S. Employer Identification Number)

2330 Utah Avenue, El Segundo, California 90245

(Address of principal executive offices) (Zip Code)

(310)-643-5300

Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Dr. Donald Macleod was appointed as President of Aura Systems, Inc. (the “Company”), effective April 27, 2009. Pursuant to the two-year employment agreement between the Company and Dr. Macleod, dated April 20, 2009, Dr. Macleod will: (1) receive a starting annual salary of $300,000, payable bi-weekly; (2) receive an option to purchase up to 400,000 shares of common stock of the Company at a price of $1.50 per share; (3) receive relocation and recruiting expense reimbursement and; (4) be eligible to participate in all benefit and bonus programs established by the Company for its executive officers. The stock options granted to Dr. Macleod under his employment agreement will vest over a three-year period with one-third of the shares vesting on the first anniversary of the grant date, and the remainder vesting monthly until all shares are vested. The stock options will be granted under the Company's Employee Option Plan and will be subject to the terms and conditions applicable to stock options granted under that plan.

A copy of the employment agreement between the Company and Dr. Macleod dated April 20, 2009 is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information set forth in Item 1.01 is incorporated herein by reference in its entirety.

Dr. Macleod earned his Ph.D. in electrical engineering at the University of Leeds in the UK. Dr. Macleod has previously served as an Executive Director of Seagate Technology where he was responsible for motor design, manufacturing development and production line transfer to manufacturing locations. He has also held Executive Director level positions in advanced concepts, media engineering and business process development. Prior to Seagate, Dr. Macleod served as VP of Engineering and a member of the board of directors at Applied Motion Products. During his 26 years in the industry, Dr. Macleod has been named on 31 U.S. patents, published 8 papers on motor technology at international conferences, and led the development of motor technology for disc drives.

There are no family relationships among Dr. Macleod and any of the Company’s executive officers or directors. Further, there are no transactions involving the Company and Dr. Macleod which would be reportable pursuant to Items 404(a) and (b) of Regulation S-B promulgated under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Employment agreement between the Company and Dr. Macleod dated April 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

AURA SYSTEMS, INC.

(Registrant)

Date: April 24, 2009	/s/ Melvin Gagerman__________

Melvin Gagerman

Chairman and

Chief Financial Officer